Filed Pursuant to Rule 424(b)(3)
                                                    File Nos. 33-64469, 33-68092
                                                                    and 33-89950










              SUPPLEMENT NO. 1 TO PROSPECTUS DATED DECEMBER 1, 1995

                          TOP SOURCE TECHNOLOGIES, INC.
                               2000 PGA Boulevard
                                   Suite 3200
                        Palm Beach Gardens, Florida 33408
                                 (407) 775-5756











                                December 11, 1995






     Top Source Techologies, Inc. (the "Company") supplements and amends its Prospectus dated December 1, 1995 as follows:


                           SELLING STOCKHOLDER TABLES

     The entry on page 31 of the Prospectus referring to MLH Holding Limited Partnership has been deleted and substituted by the following at page 31:

          Huberman, Lynn
           Shares of Common Stock   20,000    20,000   None      0